UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

KraneShares Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KraneShares Trust

280 Park Avenue

32nd Floor

New York, NY 10017

KraneShares 100% KWEB Defined Outcome January 2027 ETF (KPRO)

KraneShares 2X Long BABA Daily ETF (KBAB)

KraneShares 2X Long BIDU Daily ETF (KBDU)

KraneShares 2X Long JD Daily ETF (KJD)

KraneShares 2X Long MELI Daily ETF (KMLI)

KraneShares 2X Long PDD Daily ETF (KPDD)

KraneShares 90% KWEB Defined Outcome January 2027 ETF (KBUF)

KraneShares Public-Private AI & Technology ETF (formerly, KraneShares Artificial Intelligence and Technology ETF) (AGIX)

KraneShares Asia Pacific High Income USD Bond ETF (KHYB)

KraneShares Bosera MSCI China A 50 Connect Index ETF (KBA)

KraneShares California Carbon Allowance Strategy ETF (KCCA)

KraneShares China Alpha Index ETF (KCAI)

KraneShares CSI China Internet ETF (KWEB)

KraneShares Dragon Capital Growth of Vietnam Index ETF (formerly, Dragon Capital Vietnam Growth Index ETF) (KPHO)

KraneShares Electric Vehicles and Future Mobility Index ETF (KARS)

KraneShares Emerging Markets Consumer Technology Index ETF (KEMQ)

KraneShares Global Carbon Strategy ETF (KRBN)

KraneShares Global Humanoid Robotics and Physical AI Index ETF (formerly, KraneShares Global Humanoid and Embodied Intelligence Index ETF) (KOID)

KraneShares Hang Seng TECH Index ETF (KTEC)

KraneShares Hedgeye Hedged Equity Index ETF (KSPY)

KraneShares InspereX Nasdaq Dynamic Buffered High Income Index ETF (KIQQ)

KraneShares KWEB Covered Call Strategy ETF (KLIP)

KraneShares Man Buyout Beta Index ETF (BUYO)

KraneShares Mount Lucas Managed Futures Index Strategy ETF (KMLM)

KraneShares MSCI All China Health Care Index ETF (KURE)

KraneShares MSCI China Clean Technology Index ETF (KGRN)

KraneShares MSCI Emerging Markets ex China Index ETF (KEMX)

KraneShares MSCI One Belt One Road Index ETF (OBOR)

KraneShares SSE STAR Market 50 Index ETF (KSTR)

KraneShares Sustainable Ultra Short Duration Index ETF (KCSH)

KraneShares Value Line® Dynamic Dividend Equity Index ETF (KVLE)

KraneShares Wahed Alternative Income Index ETF (KWIN)

Quadratic Deflation ETF (BNDD)

Quadratic Interest Rate Volatility and Inflation Hedge ETF (IVOL)

(each, a “Fund” and collectively, the “Funds”)

Important Information Regarding the Funds’ Proxy Statement, dated March 1, 2026, as amended on May 19, 2026
(the “Proxy Statement”)

This supplement (this “Supplement”) amends and revises the Proxy Statement filed on Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) on March 3, 2026, and amended on May 19, 2026, in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of KraneShares Trust (the “Trust”) for the special meeting of shareholders originally called for May 7, 2026 (the “Special Meeting”). The Special Meeting was subsequently adjourned to May 21, June 18, and July 2, 2026 and may be further adjourned on July 2.

Except as described in this Supplement, the information disclosed in the Proxy Statement remains in full force. To the extent that information in this Supplement differs from information disclosed in the Proxy Statement, the information in this Supplement will apply.

Capitalized terms and certain other terms used herein, unless otherwise defined, have the meanings assigned to them in the Proxy Statement.

Withdrawal of Proposal 1 with Respect to BNDD and IVOL

With respect to BNDD and IVOL only (the “Affected Funds”), Proposal 1 set forth in the Proxy Statement is withdrawn from shareholder consideration at the Special Meeting. Proposal 1 asked the shareholders of each Fund, voting separately, to approve a new investment advisory agreement between Krane Funds Advisors, LLC (“Krane”) and the Trust on behalf of such Fund.

In light of neither Affected Fund relying on the Trust’s “manager of managers” exemptive relief from the SEC that permits Krane, among other things and subject to the Board’s approval, to appoint a sub-adviser without shareholder approval, the Board has decided that it is in the best interest of the Affected Funds and their respective shareholders to seek approval of Proposal 1 with respect to the Affected Funds at a separate special meeting of shareholders in the near future. Doing so will allow the Board to also seek the approval of a new sub-advisory agreement between the Trust on behalf of the Affected Funds, and Quadratic Capital Management LLC, the sub-adviser to the Affected Funds.

Accordingly, Proposal 1 with respect to the Affected Funds is hereby withdrawn from shareholder consideration at the Special Meeting, and the Proxy Statement is hereby amended to remove Proposal 1 with respect to the Affected Funds and related references therein. At the Special Meeting, the Fund intends to hold a vote on all matters in the Proxy Statement except Proposal 1 with respect to the Affected Funds and no vote will be taken with respect thereto at the Special Meeting. Therefore, any votes cast regarding Proposal 1 with respect to the Affected Funds will be neither tabulated nor reported.

All Funds managed by Krane, with the exception of KBA, BNDD and IVOL, have previously received shareholder authorization to rely on the MoM Order. A separate proxy statement will be furnished to shareholders of BNDD and IVOL in connection with a proposal to approve a new investment sub-advisory agreement between Krane and the Sub-Adviser for those Funds.

Supplement to QUESTIONS AND ANSWERS

In the Section of the Proxy Statement titled “QUESTIONS AND ANSWERS” — “Why am I being asked to vote on a new investment advisory agreement for my Fund?” is amended to add the following information at the end of the first paragraph:

In connection with the Closing, Buyer and certain of its affiliates, including Krane, entered into lending arrangements to fund the Transaction. These lending arrangements do not involve the Funds and will not have any direct impact on the Funds. However, revenue earned by Krane from the Funds under the Interim and New Advisory Agreements will need to be used, at least in part, for loan servicing.

All other references in the Proxy Statement and the accompanying materials, including the first paragraph in the Section titled “PROPOSAL 1: APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENT WITH KRANE”, are also amended to reflect the above information.